Exhibit (d)(35)

Schedule A

Funds and Portfolios Covered by Amended and Restated Master International Research Agreement

between

Fidelity International Investment Advisors

and

FMR Co., Inc.

dated as of August 1, 2007

Name of Fund	Name of Portfolio	Type of Fund	Effective Date
Fidelity Central Investment Portfolios LLC	Fidelity Consumer Discretionary Central Fund	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Consumer Staples Central Fund	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Energy Central Fund	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Financials Central Fund	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Floating Rate Central Fund	Fixed-Income	11/18/04
Fidelity Central Investment Portfolios LLC	Fidelity Health Care Central Fund	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity High Income Central Fund 1	Fixed-Income	09/16/04
Fidelity Central Investment Portfolios LLC	Fidelity Industrials Central Fund	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Information Technology Central Fund	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Materials Central Fund	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Specialized High Income Central Fund	Fixed-Income	07/21/05
Fidelity Central Investment Portfolios LLC	Fidelity Telecom Services Central Fund	Fixed-Income	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Utilities Central Fund	Fixed-Income	07/21/06

Agreed and Accepted
as of August 1, 2007

Fidelity International Investment Advisors	FMR Co. Inc.
By: /s/Allan Pelvang	By: /s/JS Wynant
Name: Allan Pelvang	Name: JS Wynant
Title: Director	Title: Treasurer